UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2011

TRI-COUNTY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601
(Address of principal executive offices)

 (301) 645-5601
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition

On May 9, 2011, Tri-County Financial Corporation (the “Company”), the holding company for Community Bank of Tri-County, issued a news release announcing its results of operations and financial condition for the quarter ended March 31, 2011.  A copy of the news release is included as Exhibit 99.1 to this report.

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)          The annual meeting of the shareholders of the Company was held on May 9, 2011.

(b)         The matters considered and voted on by the shareholders at the annual meeting and the vote of the shareholders were as follows:

1.           The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
Philip T. Goldstein	1,644,464	37,513	26,083
James R. Shepherd	1,673,803	7,339	26,918
H. Beaman Smith	1,697,598	10,300	162

The following individual was elected as a director for a two-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
Mary Todd Peterson	1,677,788	4,351	25,921

The following individual was elected as a director for a one-year term, by the following vote:

Name	Shares Voted For	Shares Voted Against	Abstentions
William J. Pasenelli	1,677,626	4,351	26,083

There were 262,770 broker non-votes in the election of directors.

2.           The non-binding resolution to approve the compensation of the named executive officers was approved by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,558,274	130,328	19,458

There were 262,770 broker non-votes on the proposal.

3.           The appointment of Stegman & Company as independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by the shareholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
1,967,020	3,810	0

There were no broker non-votes on the proposal.

Item 9.01      Financial Statements and Exhibits.

        (a)           Financial Statements of Businesses Acquired:  Not applicable

(b)           Pro Forma Financial Information:  Not applicable

(c)           Shell Company Information:  Not applicable

        (d)           Exhibits

Number	Description

99.1	Press Release dated May 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2011	By:	/s/ William J. Pasenelli
William J. Pasenelli
Executive Vice President and Chief Financial Officer